Exhibit 99.1

Goldfield Announces Strong Nine Month Results

          MELBOURNE, Florida, November 14, 2006 / -- The Goldfield Corporation (Amex: GV), a leading provider of electrical construction services in the southeastern United States and a developer of condominiums, today announced strong results for the nine months ended September 30, 2006:

*	Revenue increased 32.5% to $38.4 million from $29.0 million in the like period of 2005.

*	Operating income rose to $4.6 million, up 88% from the like period of 2005.

*	Net income more than doubled to $3.0 million ($0.12 per share) from $1.4 million ($0.06 per share) in the like period of 2005.

          Goldfield’s increased revenue for the nine months ended September 30, 2006, was attributable to a 52% increase in electrical construction revenue, which rose to $30.6 million from $20.2 million for the same period in 2005.  This increase in revenue was driven by the Company’s expansion into larger transmission construction projects.  The increases in operating income and net income were likewise driven by the results of the electrical construction segment.  Partially offsetting the positive results of the electrical construction segment, revenue and operating income in the real estate development segment declined, primarily due to the weak Florida condominium market.

          Commenting on the nine month results, John H. Sottile, Chairman, President and Chief Executive Officer of Goldfield, said, “Our electrical construction operations have continued their strong performance, with a 52% increase in revenue from the same period last year, and an increase in operating income of 194%, to $4.9 million.  Real estate operations remain profitable, although not at the same level as we achieved last year.”  Looking ahead, Mr. Sottile continued, “As of September 30, 2006, our electrical construction backlog remains strong at $10.7 million, although down $3.1 million from the same point in 2005, and our real estate backlog has increased to $7.4 million from $3.2 million at the same point last year.  This backlog will carry us into 2007, and we expect approximately 64% of the electrical construction backlog (approximately $6.8 million) and approximately 30% of the real estate segment backlog (approximately $2.2 million) to be recognized as revenue in the remainder of 2006, although the actual timing of revenue recognition may vary as the result of project delays and other factors.”

          For the third quarter of 2006, Goldfield’s results from operations remained largely unchanged from the like period in 2005, with revenue increasing to $12.1 million from $11.3 million, operating income remaining unchanged at $1.2 million and net income rising to $0.9 million ($0.04 per share) from $0.7 million ($0.03 per share).

          About Goldfield

          Goldfield is a leading provider of electrical construction and maintenance services in the energy infrastructure industry in the southeastern United States.  The company specializes in installing and maintaining electrical transmission lines for a wide range of electric utilities.  Goldfield is also involved in the development of high-end condominium projects on Florida’s east coast.  For additional information, please visit http://www.goldfieldcorp.com.

          Statements in this release are based on current expectations. These statements are forward-looking, and actual results may differ materially. For example, electrical construction projects are generally subject to cancellation and, in the real estate segment, there can be no assurance that settlements of condominiums subject to contracts for sale will occur or that construction will progress as expected. For further details, see the company’s filings with the Securities and Exchange Commission.

For further information, please contact:
The Goldfield Corporation
Phone: (321) 724 - 1700
Email: investorrelations@goldfieldcorp.com

THE GOLDFIELD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Revenue
Electrical construction	$8,903,823	$7,776,247	$30,582,150	$20,160,935
Real estate development	3,244,927	3,479,366	7,794,414	8,797,103
Total revenue	12,148,750	11,255,613	38,376,564	28,958,038
Costs and expenses
Electrical construction	7,189,242	6,369,406	23,772,776	16,622,873
Real estate development	2,187,300	2,066,447	5,336,218	5,233,934
Depreciation and amortization	607,185	543,082	1,834,595	1,803,860
Selling, general and administrative	965,393	1,014,889	2,883,523	2,828,045
Provision for doubtful accounts	—	23,542	—	23,542
Other (income) general expenses	4,439	1,673	(24,884)	12,228
Total costs and expenses	10,953,559	10,019,039	33,802,228	26,524,482
Total operating income	1,195,191	1,236,574	4,574,336	2,433,556
Other income (expenses), net
Interest income	90,525	23,464	142,210	77,354
Interest expense, net	(61,430)	(31,762)	(161,386)	(98,221)
Other	19,683	1,712	133,304	7,736
Total other income (expenses), net	48,778	(6,586)	114,128	(13,131)
Income from continuing operations before income taxes	1,243,969	1,229,988	4,688,464	2,420,425
Income taxes	479,434	488,051	1,806,967	954,596
Income from continuing operations	764,535	741,937	2,881,497	1,465,829
Gain (loss) from discontinued operations, net of tax	148,637	(10,291)	148,637	(24,819)
Net income	$913,172	$731,646	$3,030,134	$1,441,010
Earnings per share of common stock - basic and diluted
Continuing operations	$0.03	$0.03	$0.11	$0.06
Discontinued operations	0.01	—	0.01	—
Net income	$0.04	$0.03	$0.12	$0.06
Weighted average common shares and equivalents used in the calculations of earnings per share
Basic	25,572,159	25,517,191	25,572,181	25,678,319
Diluted	25,572,159	25,557,919	25,572,181	25,715,002

THE GOLDFIELD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$9,392,058	$2,912,494
Restricted cash - discontinued operations	—	7,845
Accounts receivable and accrued billings, net	4,617,855	6,443,563
Contracts receivable	7,332,018	10,529,004
Current portion of notes receivable	41,454	41,453
Construction inventory	293,319	—
Real estate inventories	801,411	—
Costs and estimated earnings in excess of billings on uncompleted contracts	2,389,528	1,247,367
Deferred income taxes	342,300	928,700
Income taxes recoverable	—	951
Residential properties under construction	2,612,581	196,287
Prepaid expenses	537,360	401,348
Other current assets	85,654	15,234
Total current assets	28,445,538	22,724,246
Property, buildings and equipment, at cost, net	9,297,160	8,094,829
Notes receivable, less current portion	412,813	468,639
Deferred charges and other assets
Land and land development costs	710,495	1,787,077
Cash surrender value of life insurance	307,121	320,784
Other assets	474,092	85,618
Total deferred charges and other assets	1,491,708	2,193,479
Total assets	$39,647,219	$33,481,193
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,780,204	$3,988,650
Billings in excess of costs and estimated earnings on uncompleted contracts	—	51,575
Notes payable, due within one year	6,673,277	5,866,664
Capital leases, due within one year	301,383	—
Federal and state income taxes payable	323,643	201,455
Current liabilities of discontinued operations	52,981	127,522
Total current liabilities	12,131,488	10,235,866
Deferred income taxes, noncurrent	787,446	845,400
Other accrued liabilities, noncurrent	18,464	—
Notes payable, less current portion	1,211,000	917,292
Capital leases, less current portion	986,178	—
Total liabilities	15,134,576	11,998,558
Commitments and contingencies
Stockholders’ equity
Preferred stock, $1 par value per share, 5,000,000 shares authorized, none issued	—	—
Common stock, $.10 par value per share, 40,000,000 shares authorized; 27,813,772 shares issued at September 30, 2006 and December 31, 2005	2,781,377	2,781,377
Capital surplus	18,481,683	18,481,683
Retained earnings	4,424,943	1,394,809
Total	25,688,003	22,657,869
Less common stock in treasury, at cost; 2,241,680 shares at September 30, 2006 and 2,241,580 shares at December 31, 2005	1,175,360	1,175,234
Total stockholders’ equity	24,512,643	21,482,635
Total liabilities and stockholders’ equity	$39,647,219	$33,481,193